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                                 Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors Rocky Mountain Internet, Inc. Denver, Colorado

We hereby consent to the use in this registration statement of Rocky Mountain Internet, Inc. on Amendment No. 4 to Form S-1 of our report dated February 27, 1998, with respect to the balance sheets of Rocky Mountain Internet, Inc. as of December 31, 1997 and 1996, and the related statemets of income, stockholders' equity (deficit), and cash flows for the years then ended. We also consent to the reference to us under the heading "Experts" in such registration statement.

                                       /s/ BAIRD, KURTZ & DOBSON
                                       BAIRD, KURTZ & DOBSON


Denver, Colorado
November 16, 1998